UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2023, BurgerFi International, Inc., a Delaware corporation (the “Company”), and Plastic Tripod, Inc., a Delaware corporation and a subsidiary of the Company (“Plastic Tripod”, and together with the Company, the “Borrowers”), further amended their credit facilities under their existing Credit Agreement, dated as of December 15, 2015, by and among the Borrowers, the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank (in such capacity, the “Administrative Agent”), Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time (the “Credit Agreement”), by entering into that certain Fifteenth Amendment to Credit Agreement, dated as of February 24, 2023 (the “Fifteenth Amendment”), by and among the Borrowers, the Guarantors, Administrative Agent and the other Lenders party thereto (as amended from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have meaning assigned to them in the Credit Agreement.

Under the terms of the Fifteenth Amendment, the Borrowers and the Guarantors were released from liability with respect to the delayed draw term loan in the amount of $10,000,000 under the Credit Agreement (the “Existing Loan”) in consideration of the continuation and amendment and restatement of the Existing Loan under the Note (as such term is defined below).

On February 24, 2023, the Borrowers entered into a Secured Promissory Note (the “Note”) with CP7 Warming Bag , L.P., an affiliate of L Catterton, as lender (the “Junior Lender”), pursuant to which the Junior Lender continued, amended and restated the Existing Loan of $10,000,000, which is junior subordinated secured indebtedness, and also provided $5,100,000 of new junior subordinated secured indebtedness, to the Borrowers (collectively, the “Junior Indebtedness”), which Junior Indebtedness was incurred outside of the Credit Agreement. The Junior Indebtedness (i) is secured by a second lien on substantially all of the assets of the Borrowers and the Guarantors pursuant to the terms of the Note and that certain Guaranty and Security Agreement, dated February 24, 2023 (the “Guaranty”), by and among the Guarantors and the Junior Lender, (ii) is subject to the terms of that certain Intercreditor and Subordination Agreement (the “Intercreditor Agreement” and together with the Note and the Guaranty, the “Junior Loan Documents”), dated February 24, 2023, by and between the Administrative Agent and the Junior Lender and acknowledged by the Borrowers and the Guarantors, and (iii) matures on the date that is the second anniversary of the maturity date under the Credit Agreement (the “Junior Maturity Date”) (September 30, 2027, based on the maturity date under the Credit Agreement of September 30, 2025).

Under the terms of the Note, no payments of cash interest or payments of principal shall be due until the Junior Maturity Date, and no voluntary prepayments may be made on the Junior Indebtedness prior to the Junior Maturity Date until after the repayment in full of the obligations under the Credit Agreement.

The Note and Guaranty contemplate that the following shall constitute an event of default: (i) Borrowers fail to timely make a payment under the Note, subject to a three (3) business day grace period with respect to interest payments; (ii) Borrowers voluntarily commence bankruptcy proceedings or shall be unable, or shall fail generally, or shall admit in writing their inability, to pay their debts as such debts become due; (iii) involuntary bankruptcy proceedings shall be commenced against the Borrowers and shall continue for sixty (60) days without being dismissed; or (iv) Borrowers breach any provision of the Note and such breach remains unremedied for thirty (30) days after written notice from Junior Lender to Borrowers of such breach.

The Note provides that upon occurrence and during the continuance of an event of default under the Note and Guaranty, the Junior Lender may declare all of the obligations thereunder due and payable, take possession of any and all collateral pledged as security for such obligations, sell any such collateral, and exercise all rights and remedies available to Junior Lender at law or equity; provided, however, that the Intercreditor Agreement provides that until such time as the obligations under the Credit Agreement are paid in full, no Borrower or Guarantor may, and the Junior Lender shall not accept, any payment, whether in cash, securities or other property, in respect of the Junior Indebtedness other than (i) payments of interest, fees or other charges by payment-in-kind, adding to the principal balance of the Note or otherwise on an accretion basis (but in no event made in cash) or (ii) subordinated debt securities of the Borrowers or Guarantors or equity securities of the Borrowers or Guarantors which, prior to the payment in full of the obligations under the Credit Agreement, are non-cash-paying and do not provide for any cash dividends, “puts” or mandatory redemptions.

On February 24, 2023, the parties to the Amended and Restated Stock Purchase Agreement, dated November 3, 2021 (the “SPA”), by and among Hot Air, Inc., Cardboard Box, LLC (the “Seller”) and the Company, entered into an Amendment to the SPA (the “Amendment”). The Amendment deleted Section 5.21 of the SPA, which related to Seller’s director designation right, and certain other related definitions therein, to allow the director designation rights described below under Item 5.03 herein to be the controlling provision, which director designation rights are set forth in the A&R CoD (as defined below).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2023, the Company filed an amended and restated certificate of designation, dated as of February 24, 2023 (the “A&R CoD”), with the Delaware Secretary of State regarding the Company’s shares of preferred stock, par value $0.0001 per share, designated as Series A Preferred Stock, to amend certain powers, designations, preferences and other rights set forth therein, as more fully described below, to be effective February 27, 2023.

Director Designation Rights

The A&R CoD added a provision providing that (i) for so long as CP7 Warming Bag, L.P. (together with its transferees, successors or assigns, “CP7”), or its current or future affiliates directly or indirectly, hold collectively 70.0% or more of the shares of Series A Preferred Stock held by CP7 as of the date of the A&R CoD, CP7 shall have the option and the right (but not the obligation), to designate two directors (one of whom shall be a Class C director and one of whom shall be a Class A director if the Board of Directors of the Company (the “Board”) remains classified in such manner or any successor structure) (each, a “CP7 Designated BFI Director”), subject to suitability requirements set forth in the A&R CoD, (ii) for so long as CP7 or its current or future affiliates directly or indirectly hold collectively less than 70.0%, but 35.0% or more of the shares of Series A Preferred Stock held by CP7 as of the date of the A&R CoD, CP7’s option and right described above shall be reduced to the option and right (but not the obligation) to designate one CP7 Designated BFI Director (whom shall be a Class C director if the Board remains classified in such manner or any successor structure) and (iii) in the event that CP7, or its current or future affiliates, directly or indirectly, hold collectively less than 35.0% of the shares of Series A Preferred Stock held by CP7 as of the date of this A&R CoD, CP7’s option and right described above shall immediately terminate and any CP7 Designated BFI Director shall promptly tender his or her resignation from the Board. Each of the ownership percentage thresholds described above are referred to herein as a “CP7 Ownership Threshold.”

Each CP7 Designated BFI Director shall receive, effective January 1, 2024, the same aggregate value of compensation as each non-employee member of the Board, including cash compensation or equity compensation (at the Company’s election), and other benefits.

If a CP7 Designated BFI Director ceases to serve as a member of the Board prior to the expiration of such director’s term, other than as a result of a CP7 Designated BFI Director’s resignation as a result of the CP7 Ownership Threshold decreasing below 70% or 35%, as applicable, then CP7 shall be entitled to designate a director nominee as such director’s successor, it being understood that any such designee shall serve the remainder of the term of such director whom such designee shall replace, or until her or his successor is duly elected and qualified or until her or his earlier resignation or removal.

Subject to the other provisions of the A&R CoD and applicable law, each CP7 Designated BFI Director designated by CP7 shall serve as a CP7 Designated BFI Director until the expiration of her or his term of office, resignation, or such earlier time as CP7 elects to replace such CP7 Designated BFI Director or any successors thereof. In the event of the resignation, death or removal of any CP7 Designated BFI Director from the Board, provided the CP7 Ownership Threshold has not decreased below 35%, CP7 shall have the continuing right to appoint a successor CP7 Designated BFI Director to the Board, so long as the rights under the A&R CoD are in effect to fill the resulting vacancy on the Board; provided, however, that the successor shall be subject to the suitability requirements set forth in the A&R CoD.

Each CP7 Designated BFI Director shall have the right to attend, as a non-voting participant, any meeting of any committee of the Board for which such CP7 Designated BFI Director is not a member thereof. In addition, for so long as CP7 shall have the right to designate a CP7 Designated BFI Director pursuant to the A&R CoD, the Executive Chairman of the Board shall continue to have the option and right (but not the obligation) to designate: (a) one non-voting observer to the Board and (b) subject to the suitability requirements set forth in the A&R CoD, a non-voting observer to any or all committees on a case-by-case basis, which approval shall not be unreasonably withheld or delayed by such committee.

Voting Rights

The A&R CoD added to the list of major decisions of the Company that require the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock the following actions: (x) hire, appoint, remove, replace, terminate or otherwise change the Chief Executive Officer or fail to consult with holders of a majority of the then outstanding shares of Series A Preferred Stock prior to any other hiring, removal, replacement, termination or appointment of any other executive officer of the Corporation and (y) except as required by applicable law, amend, waive or modify any rights under, terminate or approve (1) any incurrence of debt or guarantee thereof involving more than $2,500,000, or (2) any incurrence of debt or guarantee thereof between the Company or any of its subsidiaries, on the one hand, and any director, officer or stockholder of the Company or any of their respective affiliates, on the other hand. (1) and (2) above are subject to certain exceptions set forth in the A&R CoD, including the Credit Agreement.

Redemption

The A&R CoD added a provision providing that in the event the Company fails to timely redeem any shares of Series A Preferred Stock on November 3, 2027, the applicable dividend rate shall automatically increase to the lesser of (A) the sum of 10.00% plus the applicable default rate (with such aggregate rate increasing by an additional 0.35% per quarter from and after November 3, 2027 or (B) the maximum rate that may be applied under applicable law, unless waived in writing by a majority of the outstanding shares of Series A Preferred Stock.

The A&R also added a provision providing that in the event the Company fails to timely redeem any shares of Series A Preferred Stock in connection with a Qualified Financing (as defined in the A&R CoD) or on November 3, 2027 (a “Default”), the Company agrees to promptly commence a debt or equity financing transaction or sale process to solicit proposals for the sale of the Company and its subsidiaries (or, alternatively, the sale of material assets) designed to yield the maximum cash proceeds to the Company available for redemption of the Series A Preferred Stock as promptly as practicable, but in any event, within 12 months from the date of the Default. If on or after November 3, 2026, the Company is aware that it is reasonably unlikely to have sufficient cash to timely effect the redemption in full of the Series A Preferred Stock when first due, the Company shall, prior to such anticipated due date, take reasonable steps to engage an investment banking firm of national standing (and other appropriate professionals) to conduct preparatory work for such a financing transaction and sale process of the Company and its subsidiaries to provide for such transaction to occur as promptly as possible after any failure for a timely redemption of the Series A Preferred Stock.

The foregoing description of the A&R CoD is intended only as a summary and is qualified in its entirety by reference to the actual terms of the A&R CoD attached as Exhibit 3.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock of BurgerFi International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp Chief Legal Officer and Corporate Secretary